UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2009

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On September 24, 2009, the Board of Directors of Burlington Northern Santa Fe Corporation (the “Company”) appointed Dr. Cynthia Ann Telles to the Board of Directors. Dr. Telles currently serves on the board of directors of Americas United Bank. Dr. Telles has been appointed to the Executive Committee of the Company’s Board of Directors.

Dr. Telles’ husband, Mr. Robert M. Hertzberg, is a partner of Mayer Brown LLP, a law firm that provides legal services to the Company. From January 1, 2009 to July 31, 2009, the Company paid Mayer Brown fees in the ordinary course of business of approximately $1,453,752, which is less than 0.5% of such firm’s revenues.

A copy of the Company’s press release issued September 28, 2009 is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: September 28, 2009	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and Corporate General Counsel

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Press Release